SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2015

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:(262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, Christopher J. Eperjesy, Vice President – Finance, Chief Financial Officer, and Treasurer of Twin Disc, Incorporated (the “Company”), informed the Company that he will be resigning to pursue another opportunity.  Mr. Eperjesy’s resignation will be effective as of February 13, 2015 (the “Effective Date”).  Mr. Eperjesy will remain with the Company in a transitional capacity until the Effective Date.

Until the Chief Financial Officer and Treasurer positions can be filled permanently, Jeffrey S. Knutson, Corporate Controller and Secretary, will serve as Interim Chief Financial Officer and Interim Treasurer.  As Corporate Controller, Mr. Knutson will retain his duties as the Company’s principal accounting officer for the immediate future.

Mr. Knutson, age 49, was appointed Corporate Secretary in June 2013, and has been Corporate Controller since his appointment in October 2005.  He joined the Company in February 2005 as Controller of North American Operations.  Prior to joining the Company, Mr. Knutson held Operational Controller positions with Tower Automotive (since August 2002) and Rexnord Corporation (since November 1998).

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Knutson and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. Knutson and any other person pursuant to which Mr. Knutson was appointed as Interim Chief Financial Officer of the Company. There are no transactions in which Mr. Knutson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 6, 2015	Twin Disc, Incorporated

/s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Corporate Controller & Secretary